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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 11, 2007
Date of Report (Date of earliest event reported)

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

720-888-1000
(Registrants telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 11, 2007, Level 3 Communications, Inc. (“Level 3”) announced that its wholly owned subsidiary had acquired Servecast Limited (“Servecast”), a Dublin, Ireland-based provider of live and on-demand video management and streaming services for broadband and mobile platforms. Level 3 has paid approximately €33 million, the equivalent of approximately $45 million, in cash to complete the acquisition of Servecast. Level 3 plans to maintain Servecast’s headquarters and broadcast operations center in Dublin, as well as its data centers in London and Amsterdam. Servecast’s existing streaming server sites throughout Europe and North America will also be incorporated into Level 3’s Content Delivery Network. Servecast had approximately $5 million in annual revenue for 2006.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
None

(b) Pro Forma Financial Information
None

(c) Shell Company Transactions
None

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: July 16, 2007